Exhibit 99.1

Balance Reductions

The accounts in the trust portfolio may have balance reductions granted for a number of reasons, including merchandise refunds, returns, and fraudulent charges. As of June 30, 2026, the 12-month average monthly balance reduction rate for the accounts in the trust portfolio attributable to such returns and fraud was 1.81%.

The following information regarding the trust portfolio is as of June 30, 2026:

•         total transferred receivables: $11,475,209,377;

•         principal receivables: $10,972,300,373;

•         finance charge receivables: $502,909,004; and

•         total number of accounts designated to the trust portfolio: 9,698,470.

As of June 30, 2026:

•         the accounts designated for the trust portfolio had an average total receivable balance of approximately $ 1,183 and an average credit limit of approximately $6,496;

•          for accounts designated for the trust portfolio, the percentage of the aggregate total receivable balance to the aggregate total credit limit was 18.2%; and

•          the average age of the accounts designated for the trust portfolio was approximately 101 months.

The following tables summarize the trust portfolio by various criteria as of June 30, 2026 for each of the program partners included in the trust portfolio.

Please note that numbers and percentages presented in the tables in this section may not sum to the totals presented due to rounding.

For purposes of the tables in this section:

•          Total Receivables Outstanding is the sum of principal receivables and finance charge receivables (which includes fee receivables) included in the trust portfolio in the period indicated.

•          Number of Accounts is the number of accounts included in the trust portfolio as of the date or in the period indicated.

Composition by Program Partner of the Trust Portfolio

Program Partner	Total Receivables Outstanding	Percentage of Total Receivables Outstanding	Number of Accounts	Percentage of Number of Accounts
Sam's Club Dual Card	$3,037,474,505	26.5%	1,956,014	20.2%
TJX Dual Card	$2,400,856,447	20.9%	2,869,526	29.6%
Amazon Private Label Credit Card	$1,601,584,541	14.0%	1,430,003	14.7%
Lowe's Private Label Credit Card	$1,229,203,243	10.7%	1,170,620	12.1%
PayPal Dual Card	$992,501,448	8.6%	568,044	5.9%
Verizon Dual Card	$629,260,371	5.5%	442,716	4.6%
Synchrony MasterCard	$597,800,019	5.2%	278,866	2.9%
American Eagle Dual Card	$415,252,638	3.6%	462,738	4.8%
JCPenney Dual Card	$340,425,211	3.0%	327,215	3.4%
Dick's Sporting Goods Dual Card	$230,850,955	2.0%	192,725	2.0%
Total	$11,475,209,377	100.0%	9,698,467	100.0%

Composition by Account Balance Range of the Trust Portfolio

Account Balance Range	Total Receivables Outstanding	Percentage of Total Receivables Outstanding	Number of Accounts	Percentage of Number of Accounts
Credit Balance	$(17,358,133)	-0.2%	184,508	1.9%
No Balance	$-	0.0%	2,380,090	24.5%
$0.01-$500.00	$597,427,431	5.2%	3,116,538	32.1%
$500.01-$1,000.00	$794,847,816	6.9%	1,094,799	11.3%
$1,000.01-$2,000.00	$1,588,911,952	13.8%	1,099,452	11.3%
$2,000.01-$3,000.00	$1,507,651,573	13.1%	613,138	6.3%
$3,000.01-$4,000.00	$1,302,510,492	11.4%	375,465	3.9%
$4,000.01-$5,000.00	$1,108,692,863	9.7%	247,831	2.6%
$5,000.01-$6,000.00	$932,268,419	8.1%	170,307	1.8%
$6,000.01-$7,000.00	$773,137,244	6.7%	119,413	1.2%
$7,000.01-$8,000.00	$669,181,350	5.8%	89,396	0.9%
$8,000.01-$9,000.00	$516,079,962	4.5%	60,924	0.6%
$9,000.01-$10,000.00	$483,947,011	4.2%	50,939	0.5%
$10,000.01-$15,000.00	$979,285,342	8.5%	82,488	0.9%
$15,000.01-$20,000.00	$180,310,809	1.6%	10,804	0.1%
$20,000.01 or more	$58,315,247	0.5%	2,375	0.0%
Total	$11,475,209,377	100.0%	9,698,467	100.0%

Composition by Credit Limit Range of the Trust Portfolio

Credit Limit Range	Total Receivables Outstanding	Percentage of Total Receivables Outstanding	Number of Accounts	Percentage of Number of Accounts
$0.01-$500.00	$52,366,835	0.5%	402,387	4.1%
$500.01-$1,000.00	$173,346,092	1.5%	399,766	4.1%
$1,000.01-$2,000.00	$558,967,105	4.9%	913,285	9.4%
$2,000.01-$3,000.00	$792,389,301	6.9%	1,205,375	12.4%
$3,000.01-$4,000.00	$818,182,838	7.1%	953,781	9.8%
$4,000.01-$5,000.00	$828,855,383	7.2%	772,435	8.0%
$5,000.01-$6,000.00	$819,856,538	7.1%	672,771	6.9%
$6,000.01-$7,000.00	$810,084,955	7.1%	576,098	5.9%
$7,000.01-$8,000.00	$882,119,089	7.7%	617,415	6.4%
$8,000.01-$9,000.00	$584,158,596	5.1%	430,121	4.4%
$9,000.01-$10,000.00	$1,404,696,448	12.2%	938,202	9.7%
$10,000.01 or more	$3,750,186,199	32.7%	1,816,831	18.7%
Total	$11,475,209,377	100.0%	9,698,467	100.0%

Composition by Account Age Range of the Trust Portfolio

Account Age Range	Total Receivables Outstanding	Percentage of Total Receivables Outstanding	Number of Accounts	Percentage of Number of Accounts
Up to 6 Months	$-	0.0%	-	0.0%
6 Months to 12 Months	$56,549,171	0.5%	62,404	0.6%
Over 12 Months to 24 Months	$374,111,229	3.3%	438,927	4.5%
Over 24 Months to 36 Months	$544,950,669	4.7%	550,214	5.7%
Over 36 Months to 48 Months	$715,080,056	6.2%	674,947	7.0%
Over 48 Months to 60 Months	$972,590,950	8.5%	962,295	9.9%
Over 60 Months to 72 Months	$942,413,646	8.2%	892,407	9.2%
Over 72 Months to 84 Months	$909,730,398	7.9%	842,915	8.7%
Over 84 Months to 96 Months	$994,554,516	8.7%	810,671	8.4%
Over 96 Months to 108 Months	$950,361,831	8.3%	804,073	8.3%
Over 108 Months to 120 Months	$987,150,877	8.6%	720,909	7.4%
Over 120 Months	$4,027,716,034	35.1%	2,938,705	30.3%
Total	$11,475,209,377	100.0%	9,698,467	100.0%

Except for the applicable states listed below, no state accounted for more than 5% of the number of accounts or 5% of the total receivables balances, as applicable, as of June 30, 2026 for each of the program partners included in the trust portfolio. Since the largest number of cardholders (based on billing addresses) whose accounts are designated for the trust portfolio were in the five states listed below, adverse economic conditions affecting cardholders residing in those areas could affect timely payment by the related cardholders of amounts due on the accounts and, accordingly, the rate of delinquencies and losses for the trust portfolio.

Composition by Billing Address of the Trust Portfolio

Billing Address	Total Receivables Outstanding	Percentage of Total Receivables Outstanding	Number of Accounts	Percentage of Number of Accounts
California	$1,040,812,465	9.1%	902,309	9.3%
Texas	$1,018,461,496	8.9%	777,493	8.0%
Florida	$900,176,381	7.8%	783,833	8.1%
New York	$669,351,938	5.8%	620,037	6.4%
Pennsylvania	$576,021,727	5.0%	516,469	5.3%
Other	$7,270,385,370	63.4%	6,098,326	62.9%
Total	$11,475,209,377	100.0%	9,698,467	100.0%

Composition by Delinquency Status of the Trust Portfolio

Delinquency Status	Total Receivables Outstanding	Percentage of Total Receivables Outstanding	Number of Accounts	Percentage of Number of Accounts
Current, Credit and Zero Balance	$10,970,794,570	95.6%	9,499,783	98.0%
1 – 29 Days	$197,094,172	1.7%	96,148	1.0%
30 – 59 Days	$82,512,253	0.7%	31,755	0.3%
60 – 89 Days	$64,366,602	0.6%	22,518	0.2%
90 – 119 Days	$56,155,838	0.5%	17,666	0.2%
120 – 149 Days	$55,811,761	0.5%	16,572	0.2%
150 or More Days	$48,474,182	0.4%	14,025	0.1%
Total	$11,475,209,377	100.0%	9,698,467	100.0%

Composition by VantageScore Credit Score

In determining whether to grant credit to a potential account holder, the bank scores each application based on the applicant’s credit bureau report using industry (such as a VantageScore credit score or other credit scores), proprietary credit and fraud models and bankruptcy scorecards. VantageScore credit scores or equivalent are obtained at origination of the account and are refreshed, at a minimum quarterly, to assist in predicting customer behavior. The bank may use alternative data sources to assess applicants for whom a credit score is not available.

A VantageScore credit score is a measurement derived from a proprietary credit scoring method owned by VantageScore Solutions, LLC to determine the likelihood that credit users will pay their credit obligations in accordance with the terms of their accounts. Although VantageScore Solutions, LLC discloses only limited information about the variables it uses to assess credit risk, those variables likely include, but are not limited to, debt level, credit history, payment patterns (including delinquency experience) and level of utilization of available credit. VantageScore credit scores range from 300 to 850, and a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. VantageScore credit scores for any one individual may be determined by up to three independent credit bureaus and may vary by credit bureau.

VantageScore credit scores are based on independent, third-party information, the accuracy of which we cannot verify. VantageScore credit scores were not developed specifically for use in connection with credit card accounts, but for consumer credit products in general.

VantageScore credit scores of an individual may change over time, depending on the conduct of the individual, including the individual’s usage of his or her available credit, and changes in credit score technology used by VantageScore Solutions, LLC. Because the composition of the accounts designated for the trust may change over time, this table is not necessarily indicative of credit scores at origination of the accounts or the composition of the accounts in the trust at any specific time thereafter.

The following table reflects receivables as of June 30, 2026, and the composition of accounts by VantageScore credit score as most recently refreshed:

Composition by VantageScore Credit Score Range of the Trust Portfolio

VantageScore Credit Score Range	Total Receivables Outstanding	Percentage of Total Receivables Outstanding
No score and/or less than or equal to 599*	$693,862,392	6.0%
600-659	$2,016,613,952	17.6%
660-719	$3,117,445,342	27.2%
720 and above	$5,647,287,691	49.2%
Total	$11,475,209,377	100.0%

*Balances related to accounts without a VantageScore are estimated to be less than 1% of the total receivables outstanding.

Payment Rates

The payment rate on the receivables is the most important factor that will determine the size of principal payments after an early amortization event has occurred and whether the trust has funds available to repay the notes on the scheduled principal payment date. The following Cardholder Monthly Payment Rates table sets forth the highest and lowest cardholder monthly payment rates on the credit card accounts in the trust portfolio in the included calendar years or in the portion thereof, as applicable, in each case calculated as a percentage of the Receivables Outstanding as of the first day of each calendar month during the included calendar years or portion thereof, as applicable. Payment rates shown in the tables are based on amounts that would be deemed payments of receivables with respect to the accounts. For purposes of these calculations, Receivables Outstanding are receivables included in the trust portfolio, in the period indicated.

The Payment Status table in this section shows the average for all billing cycles in the period indicated of the payments made on the receivables that fall within each of the following categories: (1) less than minimum payment, (2) minimum payment, (3) greater than minimum payment, but less than full payment and (4) full payment or greater than full payment. For any billing cycle, the percentage of payments in each category is calculated by dividing the number of accounts with payments in that category by the total amount of all accounts that were required to make payments on the receivables.

Although we have provided historical data concerning the payment rates on the receivables and the percentage of the receivables falling in each payment category, because of the factors described in “Risk Factors” in the prospectus, dated August 5, 2026, related to the Synchrony Card Issuance Trust SynchronySeries Class A(2026-2) Notes, we cannot provide you with any assurance that the levels and timing of payments on receivables in the trust portfolio from time to time in the future will be similar to the historical experience described in the following tables for the trust portfolio or that deposits into the principal funding account will equal the applicable controlled amortization amount.

Trust Portfolio - Cardholder Monthly Payment Rates

	As of June 30,	Calendar Year
	2026	2025	2024	2023	2022	2021
Lowest Month	22.55%	21.70%	21.84%	22.30%	22.73%	20.56%
Highest Month	25.28%	25.26%	24.69%	25.29%	26.07%	27.01%
Monthly Average	24.49%	23.47%	23.27%	23.88%	24.91%	24.92%

Trust Portfolio - Payment Status

	Percentage of Accounts
	Six Billing Cycles Ended in June, 2026	Twelve Billing Cycles Ended in December, 2025	Twelve Billing Cycles Ended in December, 2024	Twelve Billing Cycles Ended in December, 2023	Twelve Billing Cycles Ended in December, 2022	Twelve Billing Cycles Ended in December, 2021
Less than Minimum Payment	5.60%	5.88%	6.63%	6.80%	6.48%	6.19%
Minimum Payment	15.85%	16.38%	16.16%	15.73%	14.24%	12.75%
Greater than Minimum Payment, Less than Full Payment	34.06%	34.77%	35.02%	35.78%	37.00%	36.69%
Full Payment or Greater than Full Payment	44.49%	42.97%	42.19%	41.69%	42.28%	44.38%

We cannot assure you that the cardholder monthly payment rates or the payment experience for the trust portfolio in the future will be similar to the historical experience set forth in the tables above. In addition, the amount of collections of receivables may vary from month to month due to seasonal variations, general economic conditions, payment habits of individual cardholders and changes in minimum payment formulas.